                                                                    EXHIBIT 99.1





                      STOCK AND WARRANT PURCHASE AGREEMENT



                                      among



                            CARRIZO OIL & GAS, INC.,



                           ENRON NORTH AMERICA CORP.,

                              SUNDANCE ASSETS, L.P.



                                       and



                            JOINT ENERGY DEVELOPMENT
                       INVESTMENTS II LIMITED PARTNERSHIP




                                      dated


                                December 1, 1999

                                TABLE OF CONTENTS



ARTICLE I.          Definitions...................................................................................1
         1.1        Definitions...................................................................................1

ARTICLE II.         Sale and Purchase of Shares and Warrants; Closing.............................................2
         2.1        Sale and Purchase of Shares and Repurchased Warrants..........................................2
         2.2        Closing.......................................................................................3
         2.3        Delivery......................................................................................3
         2.4        Payment.......................................................................................3
         2.5        Amendment of Retained Warrants................................................................3
         2.6        Other Closing Matters.........................................................................5

ARTICLE III.        Representations and Warranties of Issuer......................................................6
         3.1        Corporate Existence...........................................................................6
         3.2        Power and Authorization.......................................................................6
         3.3        Binding Obligations...........................................................................6
         3.4        No Violation..................................................................................6
         3.5        Consents......................................................................................6

ARTICLE IV.         Representations and Warranties of Sellers.....................................................7
         4.1        Corporate; Partnership Existence..............................................................7
         4.2        Power and Authorization.......................................................................7
         4.3        Binding Obligations...........................................................................7
         4.4        No Violation..................................................................................8
         4.5        Consents......................................................................................8
         4.6        Title to Shares and Warrants..................................................................8

ARTICLE V.          Closing Conditions      ......................................................................8
         5.1        Conditions to Obligation of Sellers...........................................................8
         5.2        Conditions to Obligation of Issuer............................................................9

ARTICLE VI.         Other Provisions.............................................................................10
         6.1        Other Action.................................................................................10
         6.2        Survival; Failure to Close...................................................................10

ARTICLE VII.        Indemnification..............................................................................10
         7.1         ........................................................................................... 10

ARTICLE VIII.       Miscellaneous................................................................................10
         8.1        Amendments; Waivers..........................................................................10
         8.2        Successors and Assigns.......................................................................10



         8.3        Severability.................................................................................10
         8.4        Descriptive Headings.........................................................................11
         8.5        Governing Law................................................................................11
         8.6        Entire Agreement.............................................................................11
         8.7        Execution in Counterparts....................................................................11
         8.8        Further Cooperation..........................................................................11
         8.9        Notices......................................................................................11
         8.10       No Waiver; Remedies Cumulative...............................................................11
         8.11       [Intentionally Left Blank]...................................................................12
         8.12       Dispute Resolution...........................................................................12


EXHIBITS

A                   Opinion of Baker & Botts, L.L.P
B                   Commitment Letter


                      STOCK AND WARRANT PURCHASE AGREEMENT

         This STOCK AND WARRANT PURCHASE AGREEMENT (this "Agreement") is made as of December 1, 1999, by and between Carrizo Oil & Gas, Inc., a Texas corporation ("Issuer"), and Enron North America Corp., a Delaware corporation ("ENA"), formerly known as Enron Capital & Trade Resources Corp., Sundance Assets, L.P., a Delaware limited partnership ("Sundance") and Joint Energy Development Investments II Limited Partnership, a Delaware limited partnership ("JEDI II"). JEDI II and the Applicable Enron Entity (as defined below) are hereinafter individually referred to as a "Seller" and collectively as "Sellers". ENA, Sundance and JEDI II are sometimes referred to herein as "the Enron Parties."

                                    RECITALS

         The Enron Parties desire to sell to Purchaser and Purchaser desires to repurchase, subject to the terms and conditions set forth herein, all the outstanding shares of Preferred Stock (as herein defined) owned by them and the Repurchased Warrants (as defined herein) in consideration for the sum of $12,000,000 and the amendment of the terms of the Retained Warrants (as defined herein).

                                   AGREEMENTS

         In consideration of the recitals and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

         1.1 DEFINITIONS. In addition to the capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the following respective meanings when used in this Agreement. Any capitalized term used, but not defined herein shall have the meaning given to it in the Original Agreement unless the context requires otherwise.

                  "APPLICABLE ENRON ENTITY" shall mean either or both of Sundance and ENA, to be determined in each case prior to Closing.

                  "BOARD OF DIRECTORS" shall mean the Board of Directors of Issuer or any committee thereof duly authorized to act on behalf of the Board of Directors.

                  "CLAIMS" shall have the meaning assigned to such term in
         Section 8.1.

                  "CLOSING" shall have the meaning assigned to such term in
         Section 2.2.

                  "CLOSING DATE" shall have the meaning assigned to such term in
         Section 2.2.

                  "COMMON STOCK" shall mean the common stock, par value $.01 per share, of Issuer.

                  "LIEN" shall mean, with respect to any Person, any mortgage, deed of trust, lien, security interest, pledge, lease, conditional sale contract, claim, charge, easement, right of way, assessment, restriction and other encumbrance of any kind.

                  "ORIGINAL AGREEMENT" shall mean the Stock Purchase Agreement dated as of January 8, 1998 among the Issuer, Enron Capital & Trade Resources Corp. and Joint Energy Development Investments II Limited Partnership.

                  "PREFERRED STOCK" shall mean the 9% Series A Preferred Stock, par value $0.01, having the relative rights, preferences, privileges and limitations set forth in the Statement of Resolution.

                  "REPURCHASED WARRANTS" shall mean all Warrants other than the Retained Warrants.

                  "RETAINED WARRANTS" shall mean the Warrants to purchase 187,500 shares of Common Stock, to be retained by the Applicable Enron Entity, and the Warrants to purchase 62,500 shares of Common Stock, to be retained by JEDI II, in each case in accordance with Section 2.5.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                  "SHARES" shall mean all the shares of Preferred Stock owned by the Sellers.

                  "STATEMENT OF RESOLUTION" shall mean the Statement of Resolution relating to the Preferred Stock dated January 8, 1998 as filed with the Secretary of State of the State of Texas.

                  "WARRANTS" shall mean the warrants which are exercisable into 1,000,000 shares of Common Stock issued in connection with the Original Agreement.

                                   ARTICLE II.

                SALE AND PURCHASE OF SHARES AND WARRANTS; CLOSING

         2.1 SALE AND PURCHASE OF SHARES AND REPURCHASED WARRANTS.

                  (a) Subject to the satisfaction of the terms and conditions herein set forth and in reliance upon the respective representations, warranties, and covenants of the parties set forth herein or in any document delivered pursuant hereto, at the Closing Sellers agree to sell, assign and deliver to Issuer, and Issuer agrees to purchase from Sellers all of the Enron Parties' right, title and interest in, to and in respect of the Shares and the Repurchased Warrants.

                  (b) Either or both of the Shares and Warrants (or any portion of such Shares and Warrants) owned as of the date hereof by Sundance may be transferred to ENA prior to the Closing Date (as defined below).

         2.2 CLOSING. The closing of the sale and purchase of the Shares and the Repurchased Warrants (the "Closing") will occur at 9:30 a.m. on the Closing Date (as defined below) at the offices of Baker & Botts, L.L.P., 910 Louisiana, Houston, Texas 77002. The "Closing Date" shall mean the Business Day immediately following the date on which all the conditions to the obligations of each party hereto to consummate the transactions under this Agreement shall have been satisfied or waived in writing by such party.

         2.3 DELIVERY. Delivery of the Shares and the Repurchased Warrants pursuant to this Agreement shall be made at the Closing by Sellers delivering against payment therefor and delivery of certificates representing the Retained Warrants as provided below, (a) certificates from the Applicable Enron Entity representing an aggregate of 87,448.75 Shares and (b) certificates from JEDI II representing an aggregate of 262,346.17 Shares and delivery of Warrant Certificates representing the Warrants.

         2.4 PAYMENT. Payment in the amount of $12,000,000 for the Shares and Repurchased Warrants shall be made by a wire transfer of $3 million to the Applicable Enron Entity (divided between Sundance and ENA as they shall request) and a wire transfer of $9 million to JEDI II, both in immediately available funds to an account of each at a commercial bank, which accounts shall have been designated by them prior to the Closing Date.

         2.5 AMENDMENT OF RETAINED WARRANTS. Additionally, at the Closing, Issuer and the Sellers will amend

                  (a) both of the Retained Warrants by (i) replacing the existing definitions of "Exercise Price" with the following:

                  "Exercise Price" means an amount, per share, equal to $4.00. The Exercise Price shall be subject to adjustment, as forth in
                  Section 4.

         and (ii) adding as a new final sentence to Section 4(b) of each Retained Warrant:


                  Notwithstanding anything to the contrary contained herein, no adjustments shall be made under this paragraph in connection with any private placement of securities or exercise of warrants issued in such private placement, to the extent that a portion of the proceeds thereof are used by the Company to fund the payment under the Stock Purchase Agreement among the Company, Sundance Assets, L.P., Joint Energy Development Investments II Limited Partnership and Enron North America Corp. dated December 1, 1999.

                  (b) the Retained Warrant to be issued to the Applicable Enron Entity by replacing the existing definitions of "JEDI II Warrant" and "Warrant Shares" with the following:

                           "JEDI II Warrant" means the Warrant issued to Joint Energy Development Investments II Limited Partnership on the Date of Issuance which originally upon exercise entitled the holder thereof to purchase from the Company 750,000 shares of Common Stock and which following amendment of such Warrant in December 1999 entitled the holder to purchase from the Company 187,500 shares of Common Stock.

                           "Warrant Shares" means the shares of Common Stock (or amount of other property) equal to the number of shares of Common Stock, as adjusted from time to time pursuant to the terms hereof, which would be received upon the exercise of all or any portion of this Warrant, which, at the Date of Issuance, was equal to 250,000 shares of Common Stock and which following amendment of this Warrant in December 1999, was equal to 62,500 shares of Common Stock.

                  (c) the Retained Warrant to be issued to JEDI II by replacing the existing definitions of "ECT Warrant" and "Warrant Shares" with the following:

                           "ECT Warrant" means the Warrant issued to Enron Capital & Trade Resources Corp. on the Date of Issuance which originally upon exercise entitled the holder thereof to purchase from the Company 250,000 shares of Common Stock and which following amendment of such Warrant in December 1999 entitled the holder to purchase from the Company 62,500 shares of Common Stock.

                           "Warrant Shares" means the shares of Common Stock (or amount of other property) equal to the number of shares of Common Stock, as adjusted from time to time pursuant to the terms hereof, which would be received upon the exercise of all or any portion of this Warrant, which, at the Date of Issuance, was equal to 750,000 shares of Common Stock and which following amendment of this Warrant in December 1999, was equal to 187,500 shares of Common Stock.

Issuer shall issue new certificates representing the Retained Warrants as amended in accordance with this Agreement.

         2.6     OTHER CLOSING MATTERS.

                  (a) Effective upon the Closing, all agreements between Issuer, on the one hand, and the Enron Parties, on the other hand, shall terminate, including, without limitation, the Basic Documents (as defined in the Original Agreement) (collectively, subject to the following proviso, the "Terminated Agreements"); provided that (i)
         Section 8.3, Section 8.5, Section 9.1 (as amended below), Section 9.3(b), (c) and (d) and Section 10.12 of the Original Agreement shall expressly survive such termination and (ii) the foregoing shall not terminate this Agreement, the Retained Warrants or the Confidentiality Agreement between ENA and Issuer dated as of June 8, 1999 (the "1999 Confidentiality Agreement"). Effective upon the Closing, the Enron Parties hereby release Issuer and its current and former officers, directors, employees, shareholders and agents and Issuer hereby releases the Enron Parties and their current and former officers, directors, employees, shareholders and agents from any obligation, liability or claim arising out of, in connection with or otherwise in respect of the Terminated Agreements or in respect of the Enron Parties' investment or securities holdings in the Issuer (INCLUDING ANY ACT OR FAILURE TO ACT THAT CONSTITUTES ORDINARY OR GROSS NEGLIGENCE OR RECKLESS OR WILLFUL, WANTON MISCONDUCT).

                  (b) Section 9.1 shall be replaced by the following:

                  ISSUER INDEMNIFICATION. Issuer agrees to indemnify, defend, and hold harmless Purchasers and each Affiliate of either of the Purchasers (a "Purchasers' Indemnified Person") from, against, and in respect of any and all claims, demands, losses, reasonable costs and expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties and reasonable attorneys' fees (collectively, "Claims") but only to the extent such Claims are based on Claims against such Purchasers' Indemnified Persons by third parties not affiliated with the Purchasers (as used in this Article IX, "Third Party Claims"), that such Purchasers' Indemnified Party shall incur or suffer, which arise, result from, or relate to (a) any breach of, or failure by Issuer to perform, any of its representations, warranties, covenants, or agreements in this Agreement or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by Issuer in connection with the transactions contemplated by this Agreement, or in the Charter of Issuer or (b) any claims of any applicable Governmental Authority or other Person arising under any Governmental Requirement applicable to the Issuer (including without limitation any Environmental Law or regulation under ERISA). WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH PURCHASER INDEMNIFIED PERSON WITH RESPECT TO LOSSES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE CONCURRENT OR COMPARATIVE NEGLIGENCE OR THE STRICT LIABILITY OF SUCH PURCHASER INDEMNIFIED PERSON; PROVIDED, HOWEVER, NO PURCHASER INDEMNIFIED PARTY SHALL BE INDEMNIFIED FOR ITS OWN NEGLIGENCE OR WILFUL MISCONDUCT.

                                  ARTICLE III.

                    REPRESENTATIONS AND WARRANTIES OF ISSUER

         Issuer represents and warrants to Sellers as follows:

         3.1 CORPORATE EXISTENCE. Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

         3.2 POWER AND AUTHORIZATION. Issuer has all requisite power and authority to execute, deliver, and perform this Agreement, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions to be performed by Issuer have been duly and validly authorized by all necessary action on the part of the Board of Directors, and no other corporate proceedings are necessary to authorize the execution, delivery and performance of this Agreement by Issuer.

         3.3 BINDING OBLIGATIONS. This Agreement when executed and delivered by Issuer, shall constitute a legal, valid and binding obligation of Issuer enforceable in accordance with its terms, except insofar as the enforceability thereof may be limited (i) by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) by general principles of equity and public policy (regardless of whether considered at law or in equity).

         3.4 NO VIOLATION. The execution and delivery by Issuer of this Agreement, and the consummation of the transactions contemplated hereby, will not, upon receipt of the consents of its lenders (a) conflict with or result in a breach of any provision of the Charter or bylaws of Issuer, (b) result in any default or in any material modification of the terms of any material instrument or agreement of Issuer, or (c) violate any Governmental Requirement applicable to Issuer.

         3.5 CONSENTS. All consents, approvals, qualifications, orders or authorizations of, or filings with, any Governmental Authority, and all consents under any material contracts, agreements, or instruments by which Issuer is bound or to which it is subject, and required in connection with Issuer's valid execution, delivery, or performance of this Agreement, and the consummation of the transactions contemplated hereby, has been obtained or made, other than the consent of Compass Bank.

                                   ARTICLE IV.

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         ENA, Sundance and JEDI II, as applicable, represent and warrant to Issuer as follows (each Enron Party's representations and warranties are being made as to that Enron Party only and not the other):

         4.1     CORPORATE; PARTNERSHIP EXISTENCE.

                  (a) ENA is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (b) JEDI II and Sundance are limited partnerships duly formed and validly existing under the laws of the State of Delaware.

         4.2     POWER AND AUTHORIZATION.

                 (a) ENA has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. All action on the part of ENA requisite for the due execution, delivery and performance of this Agreement has been duly and effectively taken. The execution and delivery of and the consummation of the transactions to be performed by ENA hereunder has been duly and validly authorized by all necessary action on the part of the board of directors of ENA hereunder, and no other corporate proceedings are necessary to authorize the execution and delivery by ENA.

                 (b) JEDI II and Sundance have all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. All action on the part of JEDI II and Sundance requisite for the due execution, delivery and performance of this Agreement has been duly and effectively taken. The execution and delivery of this Agreement and the consummation of the transactions to be performed by JEDI II and Sundance hereunder have been duly and validly authorized by all necessary action on the part of JEDI II and Sundance, their respective partners and any shareholder of or partner in any of their respective partners, and no other partnership or corporate proceedings, as the case may be, are necessary to authorize the execution and delivery by JEDI II or Sundance of this Agreement.

         4.3 BINDING OBLIGATIONS. This Agreement when executed and delivered by it, shall constitute legal, valid and binding obligations of each Enron Party enforceable in accordance with its terms, except insofar as the enforceability thereof may be limited (i) by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) by general principles of equity (regardless of whether considered at law or in equity).

         4.4 NO VIOLATION. The execution and delivery by each Enron Party of this Agreement and the consummation of the transactions contemplated hereby will not (a) conflict with or result in a breach of any provision of the Charter or bylaws or other organizational document of any Enron Party, (b) result in any default or in any material modification of the terms of any material instrument or agreement of any Enron Party, or (c) violate any Governmental Requirement applicable to any Enron Party.

         4.5 CONSENTS. All consents, approvals, qualifications, orders or authorizations of, or filings with, any Governmental Authority, and all consents under any material contracts, agreements, or instruments by which any Enron Party is bound or to which it is subject, and required in connection with such Enron Party's valid execution, delivery, or performance of this Agreement, and the consummation of the transactions contemplated hereby, has been obtained or made.

         4.6 TITLE TO SHARES AND WARRANTS. As of the date of this Agreement each Enron Party owns beneficially and of record the number of Shares and Warrants set forth on Schedule I attached hereto, free and clear of all Liens. At Closing, JEDI II and the Applicable Enron Entity will own beneficially and of record the number of Shares and Warrants set forth on Schedule I attached hereto free and clear of all Liens. ENA has transferred and assigned to Sundance all of its right, title and interest in, to and in respect of the Shares and Warrants purchased by ENA under the Original Agreement. Prior to Closing, Sundance may transfer and assign to ENA, all or a portion of its rights, title and interest in, to and in respect of the Shares and/or Warrants previously transferred from ENA to Sundance. The Shares and the Warrants constitute all of the equity securities of Issuer owned by each of the Enron Parties, and except as described herein such Shares and Warrants are not subject to any agreements or understandings with respect to the transfer of any of the Shares or Warrants other than those with the Issuer. No Enron Party has granted to any third party any option, right of first refusal or other rights with respect to the Shares or the Warrants except as described herein. Sundance has full legal right to sell, assign and transfer the Shares and Repurchased Warrants to ENA. Each Seller has full legal right to sell, assign and transfer the Shares and Repurchased Warrants owned by it to Issuer and will, upon delivery of certificates representing such Shares and Repurchased Warrants to Issuer pursuant to the terms hereof, transfer to Issuer title to such Shares and Repurchased Warrants, free and clear of any Liens.

                                   ARTICLE V.

                               CLOSING CONDITIONS

         5.1 CONDITIONS TO OBLIGATION OF SELLERS. The obligation of Sellers to consummate the transactions contemplated hereby is subject to satisfaction of the following conditions at the time of Closing:

                  (a) the representations and warranties contained in Article III, shall be accurate in all respects, as of the time of Closing on the Closing Date (provided that this provision shall not require the text of any representation that refers to a specific date to be changed with respect to such reference);

                  (b) no action, suit or proceeding shall be pending before any Governmental Authority wherein an unfavorable injunction, judgment, order, decree, ruling, charge, penalty or onerous condition would prevent consummation of any of the transactions contemplated by this Agreement, and no such injunction, judgment, order, decree, ruling, charge; penalty or onerous condition shall be in effect;

                  (c) all material notices, consents and approvals required for the consummation of the transactions contemplated hereby shall have been given or obtained;

                  (d) the Enron Parties shall have received an opinion of Baker & Botts, L.L.P, dated as of the Closing Date in substantially the form attached as Exhibit A;

                  (e) the Company shall have made payment for all outstanding legal fees owed by it to any Enron Party.

         5.2 CONDITIONS TO OBLIGATION OF ISSUER. The obligations of Issuer to consummate the transactions contemplated hereby are subject to satisfaction of the following conditions:

                  (a) the representations and warranties contained in Article IV shall be accurate in all respects as of the time of Closing on the Closing Date (provided that this provision shall not require the text of any representation that refers to a specific date to be changed with respect to such reference);

                  (b) no action, suit, or proceeding shall be pending before any Governmental Authority wherein an unfavorable injunction, judgment, order, decree, ruling, charge, penalty or onerous condition would prevent consummation of any of the transactions contemplated by this Agreement and no such injunction, judgment, order, decree, ruling, charge, penalty or onerous condition shall be in effect;

                  (c) all material notices, consents and approvals required for the consummation of the transactions contemplated hereby shall have been given or obtained, including, without limitation, the consent of Compass Bank;

                  (d) Issuer shall have completed the financing contemplated by the draft of commitment letter attached hereto as Exhibit B or shall have otherwise obtained funds in an amount at least equal to the amount contemplated by such commitment letter in either case, pursuant to definitive agreements that are satisfactory to Issuer in its sole discretion.

                                   ARTICLE VI.

                                OTHER PROVISIONS

         6.1 OTHER ACTION. Each of the parties shall use its reasonable best efforts to cause the Closing Date to occur as soon as is reasonably practicable.

         6.2 SURVIVAL; FAILURE TO CLOSE. All representations, warranties, indemnities, and covenants contained herein or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement. Notwithstanding anything herein to the contrary, if the Closing has not occurred on or before December 15, 1999, then either party may terminate its obligations under this Agreement by written notice to the other; provided, that no party may terminate this Agreement if Closing has failed to occur because such party (or any Affiliate thereof) willfully or negligently fail to perform or observe its material agreements and covenants hereunder.

                                  ARTICLE VII.

                                 INDEMNIFICATION

         7.1 The scope and the procedure for indemnification for any Claims arising out of a breach of this Agreement shall be as specified in Article IX of the Original Agreement as originally executed (notwithstanding the fact that portions of Article IX of the Original Agreement have been amended or terminated hereby) with the Enron Parties having the correlative rights and obligations of the Purchasers under the Original Agreement.

                                  ARTICLE VIII.

                                  MISCELLANEOUS

         8.1 AMENDMENTS; WAIVERS. No amendment or waiver of any provision of this Agreement, nor consent to any departure by Issuer or the Enron Parties therefrom, shall in any event be effective unless the same shall be in writing and signed by the Enron Parties and Issuer in the case of amendments, and the Enron Parties or Issuer, as the case may be, in the case of waivers.

         8.2 SUCCESSORS AND ASSIGNS. All of the respective rights, obligations and interests of the parties hereto shall be binding upon and inure to the benefit of the respective successors of the parties hereto. This Agreement and the rights and obligations of each party thereunder shall not be assigned without the prior written consent of the other party.

         8.3 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement unless the consummation of the transaction contemplated hereby is materially and adversely affected thereby.

         8.4 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

         8.5 GOVERNING LAW. This Agreement shall be deemed a contract and instrument made under the laws of the State of Texas and shall be construed and enforced in accordance with and governed by the laws of the State of Texas, without regard to principles of conflicts of law.

         8.6 ENTIRE AGREEMENT. This Agreement (together with the Retained Warrants and the provisions of the Original Agreement which survive termination of the Terminated Agreements pursuant to Section 2.6) and the 1999 Confidentiality Agreement to the extent not amended hereby constitute the entire agreement among Issuer and the Enron Parties concerning the matters referred to herein and therein, and supersede all prior agreements and understandings among Issuer and the Enron Parties relating to the subject matter hereof and thereof. There are no unwritten oral agreements between or among the parties.

         8.7 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

         8.8 FURTHER COOPERATION. At any time and from time to time, and at its own expense, each party shall promptly execute and deliver all such documents and instruments, and do all such acts and things, as the other may reasonably request in order to further effect the purposes of this Agreement.

         8.9 NOTICES. All notices, requests, and other communications to any party hereunder shall be in writing (including telecopy) and shall be given to such party at its address or telecopy number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify by notice to the other parties.

         8.10 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of a party in exercising any right or remedy under this Agreement and no course of dealing among Issuer and either of the Sellers shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy under this Agreement preclude any other or further exercise thereof or the exercise of any other right or remedy under this Agreement. The rights and remedies expressly provided are cumulative and not exclusive of any rights or remedies that a party would otherwise have. No notice to or demand on a party not otherwise required by this Agreement or shall entitle that party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of that Party to any other or further action in any circumstances without notice or demand.

         8.11  [Intentionally Left Blank]

         8.12 DISPUTE RESOLUTION. (a) Any controversy, dispute or claim arising out of or relating to this Agreement, or the transactions contemplated thereby shall be resolved in accordance with Section 10.12 of the Original Agreement, with the Enron Parties having the correlative rights and obligations of the Purchasers under such provision.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

                             CARRIZO OIL & GAS, INC.



                             By:      /s/ S.P. JOHNSON IV
                                  ---------------------------------------------
                                  Name:   S.P. Johnson IV
                                  Title:  President/CEO

                             Address for Notice:

                             14811 St. Mary's Lane, Suite 148
                             Houston, Texas 77079
                             Attention: S.P. Johnson IV
                             Telecopy: 281-496-0884

                             with a copy to:

                             Baker & Botts, L.L.P.
                             3000 One Shell Plaza
                             Houston, TX 77002
                             Attn: Gene Oshman, Esq.
                             Telecopy: 713-229-1522

                            ENRON NORTH AMERICA CORP.


                            By:       /s/ JOHN S. HOPLEY
                                  ---------------------------------------------
                                  Name:   John S. Hopley
                                  Title:  Vice President

                            Address for Notice:

                            Enron North America Corp.
                            Attn:
                            1400 Smith Street
                            Houston, Texas 77002
                            Phone:  (713) 853-1939
                            Fax:  (713) 646-4039 or (713) 646-4946


                            JOINT ENERGY DEVELOPMENT INVESTMENTS II
                            LIMITED PARTNERSHIP

                            By: ENRON CAPITAL MANAGEMENT II
                                LIMITED PARTNERSHIP,
                                its sole general partner

                                  By:  ENRON CAPITAL II CORP., its sole general
                                          partner


                                       By:     /s/ RAYMOND M. BOWEN
                                            -----------------------------------
                                            Name:  Raymond M. Bowen
                                            Title: Vice President

                             Address for Notice:

                             1400 Smith Street
                             Houston, Texas 77002
                             Attn:  Donna W. Lowry
                             Phone:  713/853-1939
                             Fax:  713/646-4029 or 713/646-4946

                             SUNDANCE ASSETS, L.P.

                             By:      PONDEROSA ASSETS, L.P., its General
                                      Partner

                                      By:  ENRON PONDEROSA
                                           MANAGEMENT HOLDINGS, INC.,
                                           its General Partner


                                           By:  /s/ RAYMOND M. BOWEN
                                                -------------------------------
                                                Name: Raymond M. Bowen
                                                Title: Vice President

                             Address:

                             Sundance Assets, L.P.
                             c/o Wilmington Trust Company
                             Rodney Square North
                             1100 North Market Street
                             Wilmington, Delaware  19899
                             Attention:  Corporate Trust Administration

                             With a copy to:

                             Ponderosa Assets, L.P.
                             c/o Enron Ponderosa Management Holdings, Inc. 1400 Smith Street
                             Houston, Texas  77002

                                   Schedule 1





          Current Ownership                             Shares                               Warrants
          -----------------                             ------                               --------
              Sundance                                 87,448.75                              250,000

               JEDI II                                262,346.17                              750,000

                 ENA                                       0                                     0


       Closing Date Ownership                           Shares                               Warrants
       ----------------------                           ------                               --------
       Applicable Enron Entity                         87,448.75                              250,000

               JEDI II                                262,346.17                              750,000


                                                                       Exhibit A




                                                               December __, 1999




Enron North America Corp.
Joint Energy Development
    Investments II Limited Partnership
Sundance Assets, L.P.
1400 Smith Street
Houston, Texas 77002

Ladies and Gentlemen:

                  This opinion is being furnished to you at the request of Carrizo Oil & Gas, Inc., a Texas corporation (the "Company"), pursuant to
Section 5.1(c) of the Stock and Warrant Purchase Agreement dated as of December __, 1999 (the "Purchase Agreement" among the Company, Enron North America
Corp., a Delaware corporation ("ENA"), and Joint Energy Development Investments II Limited Partnership, a Delaware limited partnership ("JEDI II"), and Sundance Assets, L.P. a Delaware limited partnership ("Sundance") providing among other things (i) the purchase by Carrizo of 349,794.92 of the outstanding shares of 9% Series A Preferred Stock of the Company, (ii) the repurchase of warrants to purchase 750,000 shares of the common stock, par value $.01 per share, of the Company (the "Common Stock"), and (iii) the amendment of warrants to purchase 250,000 shares of Common Stock (the "Retained Warrants"). The terms of the Retained Warrants are set forth in Warrant Certificates (the "Amended Warrant Certificates") to be issued to each of the Applicable Enron Entity and JEDI II. The Purchase Agreement and the Amended Warrant Certificates are referred to herein as the "Agreements."

                  We have examined the originals, or copies certified or otherwise identified, of the Company's Amended and Restated Articles of Incorporation (the "Charter") and the Company's Amended and Restated Bylaws (the "Bylaws"), each as amended to date, corporate records of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company with respect to the accuracy of the factual matters contained in such certificates. In making our examination, we have assumed that all signatures on documents examined by us are genuine, all documents submitted to us as originals are authentic and all documents submitted to us as certified or photostatic copies conformed with the originals of such documents, and have assumed the truth and accuracy of all representations

Enron North America Corp.                                    December __, 1999
Joint Energy Development
    Investments II Limited Partnership
Sundance Assets, L.P.




and warranties of each party and that each party will comply with all of their respective agreements, but have conducted no independent investigation with respect to the foregoing.

                  On the basis of the foregoing, and subject to the limitations and qualifications hereinafter set forth, we are of the opinion that (capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Purchase Agreement):

                  1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas.

                  2. The Company has all requisite corporate power and authority to issue the Amended Warrant Certificates. The execution and delivery of the Amended Warrant Certificates have been duly and validly authorized by all necessary action on the part of the Board of Directors, and no other corporate proceedings are necessary to authorize the execution and delivery of the Amended Warrant Certificates by the Company.

                  3. Each of the Amended Warrant Certificates when executed and delivered, shall constitute a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except insofar as the enforceability thereof may be limited (i) by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) by general principles of equity and public policy (regardless of whether considered at law or in equity).

                  4. There have been reserved for issuance, out of the authorized and unissued shares of the Company's Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by the Amended Warrant Certificates, and such shares, when issued upon receipt of payment therefor or upon a net exercise in accordance with the terms of the Amended Warrant Certificates, will be duly authorized, validly issued, fully paid and nonassessable.

Enron North America Corp.                                   December __, 1999
Joint Energy Development
    Investments II Limited Partnership
Sundance Assets, L.P.



                  5. The execution and delivery of the Agreements, and the consummation of the transactions contemplated thereby will not to our knowledge, after due inquiry, violate any Governmental Requirement of the United States or the State of Texas applicable to the Company; which conflict, breach, violation, default or creation of a lien would, singularly or in the aggregate, be reasonably expected to have a Material Adverse Effect.

                  6. All consents, approvals, qualifications, orders or authorizations of, or filings with, any Governmental Authority of the United States or the State of Texas, required in connection with the Company's valid execution, delivery, or performance of the Agreements, and the consummation by the Company of the transactions contemplated thereby (other than such consents, approvals, qualifications, authorizations or filings not customarily obtained at the time of entering into agreements like the Agreements, but instead, customarily undertaken at an appropriate later date for future transactions), has, to our knowledge, after due inquiry been obtained or made.

                  We express no opinion with respect to the legality, validity, binding nature or enforceability of any provisions of the Agreements (i) purporting to release or exculpate any party from liability for the acts or omissions of such party proximately causing damages or injuries as result of such party's negligence, willful misconduct or strict liability, or purporting to impose a duty upon any party to indemnify, or make contribution to, any other party when any claimed damages or liability result from the negligence, strict liability, willful misconduct of, or the violation of federal or state securities or anti-fraud laws by, the party seeking such indemnity or contribution, (ii) relating to waivers of rights or precluding any party from asserting claims or defenses or for obtaining certain rights or remedies, (iii) requiring the resolution of any controversies, disputes or claims by arbitration or by reference to a third-party expert, (iv) restricting access to courts or to legal or equitable remedies or affecting the jurisdiction or venue of courts or
(v) relating to the severability of invalid terms, the reformation of contracts and similar provisions.

                  Whenever our opinion is based on circumstances "known to us after due inquiry" or "to our knowledge after due inquiry," we have relied on certificates of officers (after the discussion of the contents thereof with such officers) of the Company or certificates of others as to the existence or nonexistence of the circumstances upon which such opinion is predicted. We have no reason to believe, however, that any such certificate is untrue or inaccurate in any material respect.

                  In the foregoing opinions, phrases such as "to our knowledge," "known to us" and those with equivalent wording refer to the conscious awareness of information by the lawyers of this

Enron North America Corp.                                    December __, 1999
Joint Energy Development
    Investments II Limited Partnership
Sundance Assets, L.P.



firm who have prepared this opinion, signed this opinion or been actively involved in assisting and advising the Company in connection with the execution and delivery of the Agreements.

                  The foregoing opinions are limited in all respects to the laws of the State of Texas and applicable federal law, in each case as in effect on the date hereof. The opinions expressed herein are for your benefit and may be relied upon only by you and may not be given or described to any other person without our prior written consent. The opinions given are strictly limited to the matters stated herein and no implied opinions are to be inferred from anything stated herein, and without limiting the generality of the foregoing we express no opinion with respect to any bankruptcy or creditors rights laws or any federal or state securities or antifraud law, rule or regulation except as otherwise specifically stated herein.

                                            Very truly yours,

                                                                      EXHIBIT 2

                                                                [DRAFT 11/30/99]


                                                               November __, 1999


Carrizo Oil & Gas, Inc.
14811 St. Mary's Lane, Suite 148
Houston, Texas  77079
Attention: Chip Johnson

                             Carrizo Oil & Gas, Inc.
                             $30,000,000 Investment


Gentlemen:

          You have advised Chase Capital Partners (together with one or more of its affiliated investment funds, "CCP") that Carrizo Oil & Gas, Inc. (the "Company") intends to purchase (the "Redemption") from Enron Corp. and its affiliates (collectively, "Enron"), pursuant to a definitive purchase agreement with Enron (the "Enron Purchase Agreement") with respect to the Redemption with terms and conditions satisfactory to CCP, all of the Company's outstanding 9% Series A Preferred Stock, par value $0.01 per share (liquidation amount of approximately $34,000,000) and warrants to purchase 750,000 shares of the Company's common stock (collectively, the "Enron Equity"), which to your knowledge represents all of the securities of the Company held by Enron other than warrants to purchase 250,000 shares of the Company's common stock which will be retained by Enron (and the terms of which will be amended), for an aggregate redemption price of up to $12,000,000 in cash. In connection therewith, the Company intends to issue (a) $22,000,000 aggregate principal amount of its senior subordinated notes (the "Notes"), together with warrants to purchase common stock (the "Common Stock") of the Company (the "Warrants") and
(b) aggregate consideration of $8,000,000 in Common Stock.

          CCP is pleased to advise you of its commitment to purchase up to $22,000,000 aggregate principal amount of the Notes, the Warrants and up to $8,000,000 of the Common Stock (collectively, the "Investment"), upon the terms and subject to the conditions set forth or referred to in this letter ("Commitment Letter") and in the Term Sheet (the "Term Sheet") annexed hereto; provided, however that the foregoing amounts will be reduced to the extent of the investment by the non-management directors as described herein and in the Term Sheet.

          You agree promptly to prepare and provide to CCP all information reasonably requested by CCP with respect to the Company, the Redemption and the other transactions contemplated hereby, including all financial information and projections (the "Projections"). You hereby represent and covenant that (a) all information other than the Projections (the "Information") that has been or will be made available to CCP by or on behalf of you or any of your authorized representatives, when taken as a whole, is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) the Projections that have been or will be made available to CCP by or on behalf of you or any of your authorized representatives have been or will be prepared in good faith based upon assumptions that are reasonable at the time made and at the time the related Projections are made available to CCP. You agree that if at any time from and including the date hereof until the closing of the Investment, any of the representations in the preceding sentence would be incorrect, then you will promptly supplement the Information and the Projections so that such representations will be correct. You agree that CCP will be entitled to use and rely primarily on the Information and the Projections without responsibility for independent verification thereof.

          As consideration for CCP's commitment hereunder, you agree to pay to CCP, conditioned upon the closing, a fee (the "Closing Fee") in an amount equal to one and one-half percent (1 1/2%) of the aggregate amount of CCP's portion of the total Investment. The Closing Fee shall be payable on the Closing Date, shall be paid in immediately available funds and, once paid, shall not be refundable under any circumstances. The Closing Fee shall be in addition to reimbursement of the reasonable out-of-pocket fees and expenses of CCP.

          CCP's commitment hereunder is subject to (a) CCP's not having discovered or otherwise becoming aware of information not previously disclosed to CCP that CCP believes to be materially inconsistent with its understanding, based on information provided to CCP prior to the date hereof, of the business, operations, properties, assets, liabilities, prospects or financial condition of Company, (b) there not having occurred any event, condition or circumstance that has had or is reasonably likely to have a material adverse effect on the business, operations, properties, assets, liabilities, prospects or financial condition of Company, (c) there not having occurred and being continuing a material disruption of or material adverse change in financial, banking or capital market conditions, (d) the negotiation, execution and delivery of definitive documentation with respect to the Investment reasonably satisfactory to CCP and its counsel, (e) the closing of the Redemption on the terms set forth in the Enron Purchase Agreement and or other terms satisfactory to CCP simultaneously with the closing of the Investment, (f) the negotiation, execution and delivery of an amendment to your credit facility with Compass Bank or a new credit facility with Shell Capital on terms reasonably satisfactory to CCP, (g) evidence reasonbly satisfactory to CCP that the transactions contemplated by the Investment do not require shareholder approval under NASDAQ rules and are not in violation of NASDAQ's voting rights policy and (h) the other conditions set forth or referred to herein and in the Term Sheet. In addition to the foregoing, certain non-management directors of the Company will be required to purchase at least 10% of the total amount of the Investment as a condition to closing. The terms and conditions of CCP's commitment hereunder and of the Investment are not limited to the terms and conditions set forth herein or in the Term Sheet. Those matters that are not covered by or made clear under the provisions hereof or of the Term Sheet are subject to the reasonable approval and reasonable agreement of CCP and you.

          By executing this Commitment Letter, you agree (a) to indemnify and hold harmless CCP, its affiliates and their respective officers, partners, directors, managers, employees, affiliates, agents and controlling persons from and against any and all losses, claims, damages, liabilities and expenses, joint or several, to which any such persons may become subject arising out of or in connection with this Commitment Letter, the Term Sheet, the Redemption, the Investment or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any of such indemnified parties is a party thereto, and to reimburse each of such indemnified parties upon demand for any reasonable legal or other expenses incurred in connection with investigating or defending any of the foregoing, provided that the foregoing indemnity will not, as to any indemnified party, apply to losses, claims, damages, liabilities or related expenses to the extent they are found in a final judgment of a court to have resulted from the willful misconduct or gross negligence of such indemnified party, and (b) to reimburse CCP and its affiliates on demand for all reasonable out-of-pocket expenses (including but not limited to expenses of CCP's due diligence investigation, consultants' fees, syndication expenses, travel expenses and reasonable fees, disbursements and other charges of counsel), in each case incurred in connection with the Commitment Letter, the Term Sheet, the Redemption, the Investment and any related documentation (whether or not the transactions contemplated hereby are consummated) and the administration, enforcement, amendment, modification or waiver thereof; provided, that CCP shall notify you when out-of pocket expenses (other than fees, disbursements and other charges of counsel) exceeds $20,000. Notwithstanding any other provision of this Commitment Letter, no indemnified person shall be liable for any indirect or consequential damages in connection with its activities related to the Investment.

          In consideration of the substantial expenditure of time, effort and expense to be undertaken by CCP immediately upon the execution and delivery of this Commitment Letter, you hereby undertake and agree that in the absence of CCP's prior written consent, for the period from the date hereof until December 15, 1999 (the "Termination Date"), you will not, nor will you permit any of your affiliates (or authorize or permit any of their respective representatives) to take, directly or indirectly, any action to initiate, assist, solicit, receive, negotiate, encourage or accept any offer or inquiry from any person to (a) provide any debt or equity financing other than financings under your credit agreement, arrangements relating to certain oil and gas financings and other financings of the type not described herein (a "Financing") or purchase all or substantially all of the assets or capital stock of the Company (whether through a purchase of stock, merger, asset sale or related transaction) (a "Sale of the Company"), (b) reach any agreement or understanding (whether or not such agreement or understanding is absolute, revocable, contingent or conditional) for, or otherwise attempt to consummate, any Financing or Sale of the Company or
(c) furnish or cause to be furnished any information with respect to the Company or any of its affiliates to any person (other than as contemplated by this Commitment Letter) who you, or any of your representatives, know or have reason to believe is in the process of considering any Financing or Sale of the Company, except in each case, solely with respect to a Sale of the Company, to the extent that the foregoing restrictions are inconsistent with the exercise of the fiduciary duties of your officers or directors. The obligations under this paragraph shall terminate and be of no further force and effect in the event that this Commitment Letter is terminated by CCP in accordance with its terms.

          This Commitment Letter is delivered to you on the understanding that neither the existence of this Commitment Letter or the Term Sheet nor any of their terms or substance shall be disclosed, directly or indirectly, except (a) as may be compelled to be disclosed in a judicial or administrative proceeding or as otherwise required by law, (b) on a confidential and "need-to-know" basis, to your officers, directors, employees, agents and advisors who are directly involved in the consideration of this matter, (c) on a confidential basis to Nasdaq and its agents and (d) on a confidential basis to Enron and its advisors and agents in connection with the Redemption.

          You acknowledge that CCP and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described herein and otherwise. CCP will not use confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter or its other relationships with you in connection with the performance by CCP or any of its affiliates of services for other companies, and CCP will not furnish any such information to other companies. You also acknowledge that CCP and its affiliates have no obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained by CCP or any of its affiliates from other companies.

          This Commitment Letter and CCP's commitment hereunder shall not be assignable by you without the prior written consent of CCP, and any attempted assignment without such consent shall be void. This Commitment Letter and CCP's commitment hereunder may be assigned in whole or in part by CCP to its affiliates or other financial institutions acceptable to CCP and reasonably acceptable to you. This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by CCP and you. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Commitment Letter. This Commitment Letter is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York.

          Please indicate your acceptance of the terms hereof and of the Term Sheet by signing in the appropriate space below and returning to CCP the enclosed duplicate originals (or facsimiles) of this Commitment Letter not later than 5:00 p.m., New York City time, on December 3, 1999. CCP's commitment hereunder will expire at such time in the event that CCP has not received such executed duplicate originals (or facsimiles) in accordance with the immediately preceding sentence. In the event that the closing in respect of the Investment does not occur on or before the Termination Date, then this Commitment Letter and CCP's commitment hereunder shall automatically terminate unless CCP shall, in its discretion, agree to an extension. The compensation, reimbursement, indemnification and confidentiality provisions contained herein shall remain in full force and effect regardless of whether definitive documentation for the Investment shall be executed and delivered and notwithstanding the termination of this Commitment Letter or CCP's commitment hereunder.

          CCP is pleased to have been given the opportunity to assist you in connection with this transaction and we look forward to working with you to complete this transaction.

                                               Very truly yours,

                                               CHASE CAPITAL PARTNERS



                                               By:______________________________
                                                  Name:
                                                  Title:


Accepted and agreed to as of
the date first above written:


CARRIZO OIL & GAS, INC.



By:________________________________
   Name:
   Title:

                             CARRIZO OIL & GAS, INC.
             $22,000,000 SENIOR SUBORDINATED NOTES WITH WARRANTS AND
                       $8,000,000 COMMON STOCK INVESTMENT
                                   TERM SHEET

                            SENIOR SUBORDINATED NOTES

ISSUER:                           Carrizo Oil & Gas, Inc. (the "Issuer").

HOLDERS: Affiliates of Chase Capital Partners (collectively, "CCP"), certain non-management directors of the Issuer (as described under "Conditions Precedent" below) and, at the option of CCP, other investors acceptable to CCP and reasonably acceptable to the Issuer.

ISSUE: Senior Subordinated Notes (the "Notes") with warrants to purchase 15.4% of the Issuer's fully-diluted common stock.

PRINCIPAL AMOUNT:                 $22,000,000.

ISSUE PRICE:                      Par.

CLOSING DATE:                     To be no later than December 15, 1999.

CLOSING FEE:                      Payable in accordance with the Commitment
                                  Letter to which this Term Sheet is attached.

SECURITY:                         The Notes will be unsecured.

RANKING: The Notes will be subordinated obligations of the Issuer ranking junior in right of payment to all Senior Indebtedness (to be defined) of the Issuer and senior in right of payment to all existing and future subordinated indebtedness of the Issuer.

USE OF PROCEEDS:                  The proceeds of the Notes shall be used to
                                  retire all of the Issuer's 9% Series A
                                  Preferred Stock, par value $0.01 (liquidation amount of approximately $34,000,000) and warrants to purchase 750,000 shares of the Issuer's common stock held by affiliates of Enron Corp. collectively, "Enron"), which to the Issuer's knowledge represents all of the securities of the Issuer held by Enron other than warrants to purchase up to 250,000 shares of the Issuer's common stock which Enron will retain (and the terms of which will be amended), at an aggregate redemption price equal to $12,000,000 in cash, to fund the Issuer's ongoing drilling program, to fund working capital and for general corporate purposes.

COUPON: The Notes will bear interest at a fixed rate of 9% per annum, payable quarterly in arrears, calculated on the basis of a 360-day year. Until the fifth anniversary of the Closing Date, interest on the Notes may, at the option of the Issuer, be paid in cash, or may accrue and be added to the principal amount of the Notes, in each case, pro rata among the Notes, provided, however, that at least 40% of each such interest payment shall be paid in cash. On and after the fifth anniversary of the Closing Date, all interest on the Notes shall be payable in cash. During the existence of any event of default under the definitive Note documentation, the interest rate will be 2.0% p.a. above the stated coupon rate.

MATURITY DATE:                    The eighth anniversary of the Closing Date.

REDEMPTION PROVISIONS:            MANDATORY:

                                  The Notes shall be amortized in one annual installment on the Maturity Date.

                                  Upon the occurrence of a change of control (to be defined, but to include a substantial asset sale, merger and liquidation as well as other customary change of control events), each holder of the Notes may require the Issuer to redeem the Notes at the applicable Optional Redemption Price.


                                  OPTIONAL:

                                  The Notes may be prepaid in whole or in part, at any time upon 30 days' notice, at the following premium (expressed as a percentage of the principal amount prepaid), plus accrued and unpaid interest (the "Optional Redemption Price"):

                                         Year 1                 109%
                                         Year 2                 107%
                                         Year 3                 105%
                                         Year 4                 104%
                                         Year 5                 103%
                                         Year 6                 102%
                                         Year 7                 101%
                                         Thereafter             100%

                                  Any offer to redeem or repurchase any Notes shall be made to all holders of the Notes on the same terms and conditions and any redemption or repurchase shall be made on a pro rata basis among the holders of the



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

                                  Notes.

DOCUMENTATION:                    The issuance of the Notes and the related
                                  warrants will be subject to the negotiation, execution and delivery of definitive documentation reasonably acceptable to all parties, including warrant agreement, shareholders' agreement and registration rights agreement, and shall contain representations, warranties, covenants and events of default customary for a transaction of this type and other terms deemed appropriate by CCP (including but not limited to those specified herein).

CONDITIONS PRECEDENT:             Customary for a financing of this type,
                                  including but not limited to (i) reasonably satisfactory documentation, (ii) due authorization, (iii) absence of default, (iv) truth and accuracy of representations and warranties, (v) requisite authorizations, approvals and consents; (vi) satisfactory legal opinions and (vii) satisfactory evidence that the issuance of the Notes, Warrants and Common Stock does not require shareholder approval under NASDAQ rules and is not in violation of NASDAQ's voting rights policy. In addition to the foregoing, certain non-management directors of the Issuer will be required to purchase, on a pro rata basis, at least 10% of the total amount of the Notes, Warrants and Common Stock as a condition to closing.

REPRESENTATIONS AND
WARRANTIES:                       Customary for a financing of this type.

AFFIRMATIVE COVENANTS:            Customary for a financing of this type.

FINANCIAL COVENANTS:              Customary for a financing of this type.

INFORMATION RIGHTS:               Customary for a financing of this type,
                                  subject to third-party confidentiality
                                  provisions and attorney-client privilege exceptions. The holders of the Notes will agree to maintain the confidentiality of all non-public information received from the
                                  Issuer, subject to customary exceptions.

NEGATIVE COVENANTS:               Customary for a financing of this type and to
                                  be consistent with the Senior Facilities. The definitive Note documentation will contain certain restrictions on modifications to the Senior Facilities without the prior written consent of the holders of the Notes.

EVENTS OF DEFAULT:                Customary for a financing of this
                                  type, which will include: nonpayment of
                                  principal; nonpayment of interest, fees or other amounts after a grace period to be agreed upon; material inaccuracy of representations and warranties; violation of covenants (subject to grace periods to be agreed upon); cross-acceleration; bankruptcy events; and material judgments.


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

                                  Upon the occurrence of an event of default, the holders of a majority of the aggregate principal amount of the Notes then outstanding may, at their option, by written notice to the Issuer, declare all the Notes due and payable. The Notes shall become automatically accelerated in the case of any bankruptcy event of default of the Issuer.

EXPENSES AND                      The Issuer shall pay (a) all reasonable
INDEMNIFICATION:                  out-of-pocket expenses of CCP and its
                                  affiliates associated with the provision of the Notes and the preparation, negotiation, execution and delivery of the definitive Note documentation, whether or not the transaction closes, and any amendment or waiver with respect thereto (including the reasonable fees, disbursements and other charges of counsel) and (b) all reasonable out-of-pocket expenses of the holders of the Notes
                                  (including fees, disbursements and other charges of counsel) in connection with the enforcement of the Notes.

TRANSFER RESTRICTIONS:            The Notes shall be freely transferable,
                                  subject only to compliance with applicable securities law; provided, however that no Notes shall be transferred to a competitor of the Issuer.

GOVERNING LAW:                    State of New York.

                                    WARRANTS

ISSUER:                           Carrizo Oil & Gas, Inc. (the "Issuer").

WARRANTS:                         Warrants  to  purchase  15.4% of the
                                  fully-diluted  common  stock of the
                                  Issuer (the "Warrant Stock").

EXERCISE PERIOD:                  Exercisable  at any time prior to the
                                  eighth anniversary of the Closing Date.

PURCHASE PRICE:                   The Warrants will be issued in conjunction
                                  with the Notes for no additional
                                  consideration and will be detachable.

EXERCISE PRICE:                   $2.20 per share.

PAYMENT OF EXERCISE PRICE:        Cash or surrender of Warrants equal to the
                                  Exercise Price.

METHOD OF EXERCISE:               Full or partial.

LIQUIDITY OPPORTUNITY:            From and after the fifth anniversary of
                                  the Closing Date and for so long as CCP owns at least 15% of the Issuer's fully-diluted common equity and CCP has not been given a liquidity opportunity (to be defined, but to include (i) a sale of the Issuer which includes the sale of CCP's equity or (ii) the Issuer reaching a specified minimum public float), then CCP shall have the right to appoint two additional members to the Issuer's
                                  Board of Directors and the Issuer will
                                  increase the size of its Board of Directors to provide for such additional Board members.

TAG-ALONG RIGHTS:                 Each holder of Warrants or Warrant Stock that
                                  is a Significant Holder shall have the right to participate in any sale of common stock by any principal shareholders to any third party
                                  (other than (i) sales to other principal shareholders with a value of less than $3 million, (ii) sales in the public market or
                                  (iii) sales pursuant to the exercise of
                                  registration rights), such participation to be pro rata with such shareholders. A
                                  "Significant Holder" is a holder of Warrants, Warrant Stock or Common Stock representing not less than 10% of the Issuer's fully-diluted common equity.

PREEMPTIVE RIGHTS:                Each holder of Warrants or Warrant Stock that
                                  is a Significant Holder will be entitled to participate pro rata (assuming exercise of all Warrants) as purchasers in private equity offerings by the Issuer (including appreciation rights and other securities or rights having equity features).

ANTI-DILUTION PROVISIONS:         Customary weighted-average anti-dilution
                                  provisions. The Issuer will not be permitted to enter into any transaction that would result in an adjustment under the antidilution provisions that would cause Warrants to become exercisable for at least 2,075,000 shares at a price less than $1.77 unless the Issuer has previously obtained shareholder approval for the issuance of the Warrants. The Issuer will submit the issuance of the Warrants as a matter to be approved by the shareholders at the Issuer's next shareholders meeting and the principal shareholders and CCP will agree in the shareholders agreement to vote to approve such issuance.

INFORMATION RIGHTS:               The holders of the Warrants or Warrant Stock
                                  will be entitled to receive the same
                                  information as holders of the Notes. The holders of the Warrants and Warrant Stock will agree to maintain the confidentiality of all non-public information received from the
                                  Issuer, subject to customary exceptions.

REGISTRATION RIGHTS:              The holders of Warrants, Warrant Stock and/or
                                  Common Stock will have the following
                                  registration rights:

                                  (i)   Three demand registrations at any time,
                                        and

                                  (ii)  Unlimited piggyback rights.

                                  The Issuer will pay the expenses of the
                                  holders of Warrant Stock in all demand and piggyback registrations (including the fees and expenses of one counsel for such holders, but excluding underwriting discounts and selling commissions).

                                  The Issuer will not grant other registration rights inconsistent with the rights of the holders of Warrants, Warrant Stock and Common Stock.



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

                                  If any other holder or group of holders of the Issuer's equity exercises a demand registration right and the holders of Warrants, Warrant Stock and/or Common Stock, promptly after receiving notice of such exercise, exercise one of their demand registration rights, then all such holders shall be entitled to include shares in such registration on a pro rata basis with priority over any holder entitled to piggyback registration rights with respect to such demand registration. Any existing registration rights granted by the Issuer shall be amended to give effect to the foregoing arrangement.

                                  The Issuer, its principal shareholders
                                  (including the holders of the Warrant Stock and the Common Stock) and the holders of Warrants will agree to customary holdback restrictions with respect to any offering which includes common stock issued upon exercise of the Warrants.

DOCUMENTATION:                    The terms with respect to the Warrants will be
                                  set forth in definitive documentation
                                  reasonably acceptable to all parties and containing other terms and provisions customary for a transaction of this type, including a shareholders agreement among the holders of the Warrants and the Common Stock, the Issuer and the principal shareholders.

TRANSFERABILITY:                  The Warrants shall be freely transferable in
                                  whole or in part to accredited investors, subject only to compliance with applicable securities laws; provided, however that no Warrants shall be transferred to a competitor of the Issuer.

                                  COMMON STOCK

ISSUER:                           Carrizo Oil & Gas, Inc. (the "Issuer").

TYPE OF SECURITY:                 Common Stock, par value $0.01 per share (the
                                  "Common Stock").

NUMBER OF SHARES:                 3,636,364 shares.

PURCHASE PRICE:                   $2.20 per share.

CLOSING FEE:                      Payable in accordance with the Commitment
                                  Letter to which this Term Sheet is attached.

LIQUIDITY OPPORTUNITY:            From and after the fifth anniversary of the
                                  Closing Date and for so long as CCP owns at least 15% of the Issuer's fully-diluted common equity and CCP has not been given a liquidity opportunity (to be defined, but to include (i) a sale of the Issuer which includes the sale of CCP's equity or (ii) the Issuer reaching a specified minimum public float), then CCP shall have the right to appoint two additional members to the Issuer's Board of Directors and the Issuer will increase the size of its Board of Directors to provide for such additional
                                  Board members.

TAG-ALONG RIGHTS:                 Each holder of Common Stock that is a
                                  Significant Holder shall have the right to participate in any sale of common stock by any principal shareholders to any third party
                                  (other than (i) sales to other principal shareholders with a value of less than $3 million, (ii) sales in the public market or
                                  (iii) sales pursuant to the exercise of
                                  registration rights), such participation to be pro rata with such shareholders.

PREEMPTIVE RIGHTS:                Each holder of Common Stock that is a
                                  Significant Holder will be entitled to
                                  participate pro rata as purchasers in private equity offerings by the Issuer (including appreciation rights and other securities or rights having equity features).

BOARD REPRESENTATION:             For so long as CCP owns at least 15% of the
                                  Issuer's fully-diluted equity, CCP will have the right to appoint 2 members to the Issuer's
                                  Board of Directors. For so long as CCP owns at least 7 1/2% but less than 15% of the Issuer's fully-diluted equity, CCP will have the right to appoint 1 member to the Issuer's Board of Directors. The Issuer will increase the size of its Board of Directors from 5 to 7 to provide for the Board members to be appointed by CCP.

INFORMATION RIGHTS:               The holders of the Common Stock will be
                                  entitled to receive the same information as holders of the Notes. The holders of the Common Stock will agree to maintain the confidentiality of all non-public information received from the Issuer, subject to customary exceptions.

REGISTRATION RIGHTS:              The holders of the Common Stock, Warrants
                                  and/or Warrant Stock will have the following registration rights:

                                  (i)  Three demand registrations at any time,
                                       and

                                  (ii) Unlimited piggyback rights.

                                  The Issuer will pay the expenses of the
                                  holders of Common Stock in all demand and piggyback registrations (including the fees and expenses of one counsel for such holders, but excluding underwriting discounts and selling commissions).

                                  The Issuer will not grant other registration rights inconsistent with the rights of the holders of Common Stock, Warrants and Warrant Stock.

                                  If any other holder or group of holders of the Issuer's equity exercises a demand registration right and the holders of Warrants, Warrant Stock and/or Common Stock, promptly after receiving notice of such exercise, exercise one of their demand registration rights, then all such holders shall be entitled to include shares in such registration on a pro rata basis with priority over any holder entitled to piggyback registration rights with respect to such demand registration. Any existing registration rights granted by the Issuer shall be amended to give effect to the foregoing arrangement.

                                  The Issuer, its principal shareholders
                                  (including the holders of the Warrant Stock and the Common Stock) and the holders of Warrants will agree to customary holdback restrictions with respect to any offering which includes any Common Stock.

DOCUMENTATION:                    The terms with respect to the purchase of the
                                  Common Stock will be set forth in definitive documentation reasonably acceptable to all parties and containing other terms and provisions customary for a transaction of this type, including a shareholders agreement among the holders of the Common Stock and the Warrants, the Issuer and the principal shareholders.

TRANSFERABILITY:                  The Common Stock shall be freely transferable
                                  in whole or in part, subject only to
                                  compliance with applicable securities laws;
                                  provided, however that no Common Stock shall be transferred to a competitor of the Issuer.